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EXHIBIT 3.2

                             ROWAN INDUSTRIES, INC.
                                    BY - LAWS


                                   ARTICLE I.
                                  SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS

        The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation, on the first Tuesday in May of each year at 11:00 A.M. o'clock (or as soon hereafter and at such other hour and/or place as may be fixed by the Board of Directors) for the election of Directors and for the transaction of general business except in any case required by law or statute. If the first Tuesday in May shall be a legal holiday, the annual meeting of the shareholders shall be held the first day following which is not a legal holiday, at the same hour. Such annual meetings shall be general meetings; i.e., open for the transaction of any business within the powers of the corporation without special notice of such business.

SECTION 2. SPECIAL MEETINGS

        Except as may otherwise be required by law, special meetings of the shareholders of the corporation may be called only as hereinafter set forth: at any time by the President, or by the majority of the whole Board of Directors, either by vote or in writing, or upon request in writing received by the Secretary or Assistant Secretary, of the holders of a majority of all the shares outstanding and entitled to vote. Any such meeting shall be called and held at the expense of the corporation. Such request by the Directors or shareholders shall state the purpose of the meeting and notice thereof shall be given as provided in Section 3 of this Article I. No business other than that stated in the notice of the meeting shall be transacted at any special meeting of the shareholders, however called. Special meetings of the shareholders shall be held at the principal office of the corporation, whether within or outside of the State of Maryland, as named in Section 1 of this Article I, or at any other locations specified by the President.

SECTION 3. NOTICE OF MEETINGS

        Not less than ten (10) days' and not more than ninety (90) days' written notice of every annual meeting and of every special meeting of the shareholders shall be given to each holder of stock having voting rights whose name appears as a holder of record upon the books of the corporation at the close of business on the date fixed by the Board of Directors for the determination of shareholders entitled to notice of such meeting in accordance with the provisions of these By-Laws, and, if no such date shall have been fixed by the Board for such purpose, then to the holders of record on the fifth business day prior to the date when such notice shall be given.

Such notices of annual or special meetings shall state the place, day and hour of such meeting, and, in the case of special meetings, shall also state the business proposed to be transacted. Such notice shall be given to each shareholder by leaving the same with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the corporation. No notice of the time, place or purpose of any meeting of shareholders, whether prescribed by law, by the Charter, or by these By-Laws, need be given to any shareholder who attends in person, or by proxy, or who waives such notice in writing. No notice of any meeting, regular or special, need be given to any shareholder who is not entitled to vote thereat.

SECTION 4. QUORUM

        At any meeting of shareholders the presence, in person or by proxy, of the holders of a majority of all shares having voting rights at such meeting shall constitute a quorum for the election of Directors or for the transaction of other business; but, in the absence of a quorum, the shareholders entitled to vote who shall be present in person or by proxy at any meeting (or adjournment thereof) may, by vote of a majority of shares so present and entitled to vote, adjourn the meeting from time to time, but not for a period of over thirty (30) days at any one time, by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted at the meeting as originally notified.




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SECTION 5. PROXIES

        Shareholders may vote either in person or by proxy, but no proxy which is dated more than two months before the meeting at which it is offered shall be accepted unless such proxy shall on its face name a longer period for which it is to remain in force. Every proxy shall be in writing subscribed by a shareholder or by his duly authorized attorney, and shall be dated; but need not be sealed, witnessed or acknowledged.

SECTION 6. VOTING

        At every meeting of the shareholders, every shareholder of the corporation shall be entitled to one vote for each share of voting stock registered in his name on the books of the corporation on the date for the determination of those entitled to notice of the meeting. Upon demand of shareholders holding ten percent (10%) of the shares present in person or by proxy and entitled to vote, the votes other than for Directors shall be by ballot; and except in cases in which it is by law, by the Charter, or by these By-Laws otherwise provided, a majority of the votes cast shall be sufficient to elect and pass any measure.

SECTION 7. INSPECTORS

        Two inspectors shall be appointed by the Chief Executive Officer of the company, before any meeting. Such inspectors shall be duly sworn and shall open and close the polls, shall receive and take charge of the proxies and ballots and decide all questions as to the qualification of voters, the validity of proxies and the acceptance or rejection of votes. The polls shall remain open for a period of at least one hour.

SECTION 8. LIST OF SHAREHOLDERS

        Prior to each meeting of the shareholders, the Secretary or an Assistant Secretary shall prepare a full, true and complete list in alphabetical order of all shareholders entitled to vote at such meeting, indicating the number of shares held by each, and shall be responsible for the production of such list at the meeting.

SECTION 9. ORDER OF BUSINESS

        At all meetings of shareholders, the order of business shall be as far as applicable and practicable, as follows:

        a) Organization.

        b) Proof of notice of meeting or of waivers thereof. The Certificate of the Secretary of the corporation or the affidavit of any other person who mailed the notice or caused the same to be mailed or served, shall be accepted as proof of service of notice by mail or service.

        c) Submission of an alphabetical list of shareholders entitled to vote thereat.

        d) Opening polls.

        e) At an annual meeting, or at a meeting called for that purpose, reading of unapproved minutes of preceding meetings, and action thereon.

        f) Reports of the Officers.

        g) At an annual meeting, the election of Directors.

        h) Unfinished business.

        i) New business.

        j) Closing the polls.

        k) Adjournment.




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                                   ARTICLE II
                               BOARD OF DIRECTORS

SECTION 1. ELECTION AND POWERS

        The business and property of the corporation, except as otherwise provided by statute or by the Charter, or by these By-Laws, shall be conducted and managed by its Board of Directors. Except as provided in Sec. 8 of this Article, the members of the Board of Directors shall be elected at the annual meeting of the shareholders by holders of stock present in person or by proxy at such meeting and entitled to vote thereat. Each Director elected at any annual meeting shall hold office until his successor shall have been elected and qualified or until he shall die or resign, or shall have been removed. The number of Directors may, by vote of a majority of the entire Board of Directors, be increased to not exceeding nineteen (19) or decreased to not less than three
(3), provided that the tenure of office of no director shall be affected thereby. The Board of Directors shall keep minutes of its meetings and a full account of its transactions.

SECTION 2. FIRST REGULAR MEETING

        After each meeting of shareholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet for the purpose of organization and the transaction of other business, at such time and place as may be designated by the President.

SECTION 3. ADDITIONAL REGULAR MEETINGS

        Regular meetings of the Board of Directors shall be held at such times as may be fixed by general resolution of the Board, at the principal business office of the Corporation, or at such other place as shall be specified in the notice of the meeting.

SECTION 4. SPECIAL MEETINGS

        Special meetings of the Board of Directors shall be held whenever and wherever called by the President or the majority of the Directors.

SECTION 5. NOTICE OF MEETINGS

        Subject to the provisions of Section 2 of Article II.

        Notice of the place, day and hour of every regular and special meeting shall be given to each Director, either -

        a) By notice in writing mailed to him postage prepaid not later than the third day before the day set for the meeting and addressed to him at his last known post office address according to the records of the corporation; or

        b) By notice in writing delivered to him personally or left at his residence or usual place of business not later than the second day before the day fixed for the meeting; or

        c) By telegraph or telephone not later than the date set for the meeting.

        No notice of the time, place or purpose of any meeting need be given to any Director who, in writing, executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice of any adjourned meeting of the Board of Directors need be given.

SECTION 6. QUORUM

        A majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at every meeting of the Board of Directors; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period of over ten (10) days at any one time, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.




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SECTION 7. REMOVAL

        At any meeting of the Shareholders called for the purpose, and at any meeting of the Board of Directors called for the purpose any Director may, by the vote of a majority of all the shares of stock outstanding and entitled to vote, or by a vote of the majority of the members of the Board of Directors, respectively, be removed from office, with or without cause, and another may be appointed in the place of the person so removed, to serve for the remainder of his term.

SECTION 8. VACANCIES

        If any Director shall die or resign, or if the shareholders shall remove any Director without appointing another in his place, a majority of the remaining Directors (although such majority is less than a quorum) may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall so become vacant, and until his successor shall have been duly chosen and qualified. Vacancies in the Board of Directors created by an increase in the number of Directors may be filled by the vote of a majority of the entire Board as constituted prior to such increase, and the Directors so elected by the Board to fill such vacancies shall hold office until the next succeeding annual meeting of shareholders and thereafter until their successors shall be elected and qualified.

SECTION 9. COMPENSATION

        Directors, as such, shall not receive any stated compensation for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at any regular or special meeting thereof. Nothing in this Section shall be construed to preclude a Director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 10. COMMITTEES

        The Board may appoint such committees, including an executive committee, with such powers and for such periods, as it shall by resolution provide. At any meeting of such committees those present, even if not a quorum, may appoint a member of the Board to act in the place of an absent member.

                                   ARTICLE III
                            DELEGATIONS OF AUTHORITY

SECTION 1. BUDGETS AND PLANS

        Approval of a budget or plan by the Board of Directors of the Corporation shall constitute the delegation of the necessary authority to implement or execute such Budget or Plan to the Board of Directors or managing officers of a subsidiary or division.

SECTION 2. NON-RECURRING EXPENDITURES

        The Board of Directors of the corporation reserves to itself the power to approve any non-recurring (i.e., unbudgeted) expense in excess of $50,000, except in settlement of litigation.

SECTION 3. COMPENSATION

         The Board of Directors of the Corporation reserves to itself the power to approve all compensations in excess of $30,000. per year, exclusive of fringe benefits.


                                   ARTICLE IV
                                    OFFICERS

SECTION 1. OFFICERS

        The Executive Officers of the Corporation shall be elected by the Board of Directors.

        The Executive Officers of the Corporation shall be a President, a Secretary, a Treasurer and such Executive Vice Presidents as may, in the opinion of the Board of Directors, be necessary for the proper control and supervision of the business of the Corporation.




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        Each elected officer of the Corporation shall hold his respective office for a period of one year, or until a Successor shall have been elected and qualified, or until he shall die, retire, or resign, or shall have been removed.

        The President shall be elected from the membership of the Board of Directors.

        Line and staff officers of the Corporation shall be appointed by the President with the approval of the Board of Directors to serve for such periods and with such parameters as shall be prescribed by the Board and such duties as are described by the President.

        The line officers of the Corporation shall be such Vice Presidents as may, in the opinion of the President and with the approval of the Board, be necessary for the proper direction and operation or supervision of the various divisions and subsidiaries of the Corporation. The staff officers of the Corporation shall be such Assistant Secretaries and Assistant Treasurers as may be deemed necessary from time to time by the Board.

SECTION 2. PRESIDENT

        In general, the President shall be the Chief Executive Officer of the Corporation. He shall be responsible to the Board of Directors.

        Specifically, the Corporation's President shall:

        a) Be a member of the Board of Directors, and the Board of Directors of each subsidiary.

        b) Develop and direct his supporting organization and establish the duties and responsibilities for persons reporting directly to him, determining their compensation, subject to the limitations set by the By-Laws.

        c) Be responsible for the administration of all corporate policies defined and established by the Board of Directors and act as General Manager of the Corporation, in charge of corporate operations and coordinate operations and coordinate the activities of the various divisions and departments of the Corporation and its subsidiaries.

        d) Inform the Directors at each respective meeting of the progress of the Corporation in all phases of its activities and of the operations of its subsidiaries.

        e) Execute Stockholders' consent, attend meetings and act and vote, in person or by proxy, at any meetings of stockholders of companies in which the Corporation may own stock, subject to any directions of the Board of Directors.

        f) Sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts, leases and other documents and instruments.

        g) Preside at the meetings of stockholders or directors, prepare the agenda thereof, and direct the Secretary in scheduling meetings of the Board of Directors or Shareholders, and in recording the proceedings of such meetings.

        h) Be responsible for the formulation of the financial policies of the Corporation and the relationship with lending institutions.

        i) Be responsible for all relations with stockholders and all communications to stockholders, lending institutions, landlords, industry and the general public.

SECTION 3. EXECUTIVE VICE PRESIDENT

         Each Executive Vice President shall perform all the duties and shall carry such responsibilities which are incident to the executive office assigned to him upon election by the Board of Directors and such other duties and responsibilities which may be assigned to him by the President. In order of seniority, the Executive Vice President shall perform the duties of President in the absence or disability of that officer.

SECTION 4. OFFICERS

        Each line or staff officer shall perform all of the duties and carry such responsibilities which are incident to the administrative office assigned him by the President, and such other duties and responsibilities which may, from time to time, be assigned him by the Board of Directors.




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SECTION 5. SECRETARY

        The Secretary shall keep the Minutes of the meetings of the Shareholders and the Board of Directors in books provided for that purpose; he shall see that notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be the custodian of the records and the corporate seal of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized and when so affixed may attest the same and, in general, he shall perform all duties ordinarily incident to the office of the Secretary of the Corporation and such other duties, from time to time, as may be assigned to him by the President.

SECTION 6. TREASURER

        The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the Board of Directors, and the Executive Officers, whenever requested, an account of the financial condition of the Corporation and, in general, shall perform all of the duties ordinarily incident to the office of a Treasurer of a Corporation and such other duties as may be assigned to him by the President.

SECTION 7. ASSISTANT OFFICERS

        The Board of Directors may elect one or more Assistant Secretaries and one or more Assistant Treasurers. Each such Assistant Secretary and Assistant Treasurer shall hold office for such period and shall have such authority and perform such duties as the Board of Directors or the President may prescribe.

SECTION 8. REMOVAL

        The Board of Directors shall have the power at any regular or special meeting, subject to the provisions of these By-Laws, to remove any officer with or without cause.

SECTION 9. VACANCIES

        The Board of Directors at any regular or special meeting shall fill a vacancy occurring in an elected office for the unexpired portion of the term, or may authorize the President to fill such vacancy.


                                    ARTICLE V
                                 SHARES OF STOCK


SECTION 1. CERTIFICATES

         Each shareholder of the Corporation shall be entitled to a stock certificate or certificates certifying the number and kind of shares owned by him. Said certificates shall be signed and the Corporate Seal affixed by such officer or officers as may be designated, from time to time, by resolution of the Board of Directors. The use of facsimile signatures and a facsimile seal will be permitted.

SECTION 2. TRANSFER OF SHARES

        Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney and on surrender of the certificate or certificates duly endorsed, except as otherwise required by law. Signatures shall be guaranteed by a member firm of a national securities exchange or of any exchange on which the security is listed or by a bank or trust company.

                                   ARTICLE VI
                                OTHER PROVISIONS

SECTION 1. DIVIDENDS

         Subject to the applicable provisions of law and of the Charter, the Board of Directors may, in its discretion, declare what, if any, dividends shall be paid from the earnings or the retained earnings of the Corporation, upon any class of stock, the date when such dividends shall be payable, and the date for the determination of holders of record to whom such dividends shall be payable.



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SECTION 2. NEGOTIABLE INSTRUMENTS AND OTHER EVIDENCES OF INDEBTEDNESS

         All checks, drafts or orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such officer or officers as may be designated, from time to time, by resolution of the Board of Directors. No checks shall be signed in blank.

SECTION 3. FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year unless otherwise provided by the Board of Directors.

SECTION 4. SEAL

         The seal of the Corporation shall be circular in form, with the name of the Corporation and "Maryland" inscribed around the outer edge, and in the center shall be inscribed the word "Incorporated" and the year of incorporation.

SECTION 5. AMENDMENTS

         Except as hereinafter provided, these By-Laws, or any of them or any additional or amended By-Laws, may be altered or repealed and new By-Laws may be adopted at any regular meeting of the Board of Directors without notice, or at any special meeting, the notice of which shall set forth the terms of the proposed amendment, by the vote of a majority of the entire Board of Directors. This Section 5, relating to amendments, may, however, be amended only at a regular meeting of shareholders without notice, or at a special meeting of shareholders, the notice of which shall set forth the terms of the proposed amendment, in either case by the vote of a majority of the votes entitled to be cast in the aggregate by all shareholders present in person or by proxy at such meeting.

SECTION 6. POWERS OF CERTAIN PERSONS IN THE EVENT OF A NATIONAL DISASTER

         The provisions of these By-Laws to the contrary notwithstanding, in the event of a national disaster, war or other event causing the incapacity of a majority of the Executive Officers and sufficient Directors of this Corporation to prevent a quorum, the affairs of the Corporation shall be directed and managed by the following persons in the following order:

    a) if any Directors remain available, said Directors may elect other Directors to fill the vacancies on the Board and the Board as so constituted may elect officers to fill existing vacancies.

    b) If no Directors are available, the ranking officer available is to act as the Chief Executive Officer of the Corporation and he may fill officer and director vacancies by appointment.

    c) If neither directors nor officers are available, the division managers or Executive Officers of subsidiaries in the order of their seniority shall act as the Officers of the Corporation and have their powers.

    d) If neither Directors, Corporation Officers, Officers of the Subsidiaries, are available, Product Line Managers shall act as the officers in the order of their seniority.

    e) In the event none of the persons above are available, foremen and other employees having seniority with the Corporation shall act as the officers in the order of their seniority.